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                                                                                                         Exhibit 11

                          THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                        ON A FULLY DILUTED BASIS FOR THE QUARTER ENDED JUNE 30,

Amounts in Millions, Except Per Share Data                                             1997           1996
                                                                                       ----           ----
                                                                                (Average share data in thousands)
Weighted average number of shares. . . . . . . . . . . . . . . . . . . . . . . . .  170,994            169,955

Dilutive effect of shares issuable as of year-end under stock option
   plans, stock appreciation rights and restricted stock plan. . . . . . . . . . .    2,474                842

Adjustment of shares applicable to stock options and stock
   appreciation rights exercised during the year. . . . . . . . . . . . . . . . .     (148)                 91

                                                                                  ---------        -----------
                                                                                  =========        ===========
Weighted average number of shares on a fully diluted basis  . . . . . . . . . . .   173,320            170,888

                                                                                  =========        ===========
                                                                                  =========        ===========

Income (Loss) from Continuing Operations. . . . . . . . . . . . . . . .. . . . . .    $50.2            $(43.9)

Income from Discontinued Operations. .. . . . .  . . . . . . . . . . . . . . . . .        -                .3

                                                                                  ========= ====== =========== =====
Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $50.2              $43.6

                                                                                  ========= ====== =========== =====

Earnings (Loss) Per Share of Common Stock on a Fully Diluted Basis:
 Continuing Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $0.29             $(.26)

 Discontinued Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -                   0.0


                                                                                  ========= ====== =========== =====
Earnings Per Share of Common Stock . . . . . . . . . . . . . . . . . . . . . . . .    $0.29             $(.26)
                                                                                  ========= ====== =========== =====

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